Exhibit 10.20

SUMMARY OF COMPENSATION OF EXECUTIVE OFFICERS

Anheuser-Busch Companies, Inc. (the “Company”) does not have employment agreements with any of its executive officers. The following is a description of executive officer compensation.

On November 21, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the annual base salaries effective January 1, 2007, of the Company’s executive officers after review of performance and competitive market data. The following table sets forth the 2007 base salary of the Company’s Named Executive Officers (which officers were determined by reference to the Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders, dated March 12, 2007).

Name and Position	2007 Annual Base Salary
August A. Busch IV President and Chief Executive Officer	$1,225,000

W. Randolph Baker Vice President and Chief Financial Officer	$645,750

Mark T. Bobak Group Vice President and Chief Legal Officer	$634,608

Douglas J. Muhleman Group Vice President, Brewing, Operations and Technology Anheuser-Busch, Incorporated	$603,488

Michael J. Owens Vice President - Marketing Anheuser-Busch, Incorporated	$540,000

Information regarding 2006 bonus payments is contained in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 14, 2007. Information regarding 2007 bonuses is contained in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 28, 2007.

Also on November 21, 2006, the Committee approved grants of ten year incentive and non-qualified stock option awards to approximately 3,000 officers and management employees of the Company and its subsidiaries and affiliates eligible to receive such awards under the Company’s 1998 Incentive Stock Plan including the Named Executive Officers for 2006. In addition, the Committee approved performance-vesting restricted stock awards to Executive Officers of the Company including the Named Executive Officers for 2006 and service-vesting restricted stock awards to approximately 2,800 officers and management employees of the Company and its subsidiaries and affiliates eligible to receive such awards under the 1998 Incentive Stock Plan. All such awards of restricted stock were effective January 1, 2007. The 1998 Incentive Stock Plan, as amended, is attached as Appendix C to the Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders, dated March 10, 2005.

Information concerning the stock option awards to the Company’s Named Executive Officers is contained in Form 8-K dated November 21, 2006, and filed by the Company with the Securities & Exchange Commission on November 27, 2006. Performance-vesting restricted stock awards made to the Company’s Named Executive Officers are set forth below:

Name and Position	Restricted Stock Awards
August A. Busch IV President and Chief Executive Officer	45,149

W. Randolph Baker Vice President and Chief Financial Officer	10,798

Mark T. Bobak Group Vice President and Chief Legal Officer	10,714

Douglas J. Muhleman Group Vice President, Brewing, Operations and Technology Anheuser-Busch, Incorporated	7,929

Michael J. Owens Vice President - Marketing Anheuser-Busch, Incorporated	6,898

The Company will provide additional information regarding compensation awarded to Named Executive Officers in respect of and during the year ended December 31, 2006, in the Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders dated March 12, 2007, which will be filed with the Securities and Exchange Commission on March 12, 2007.